Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-4) of Universal Health Services, Inc. of our report dated February 25, 2010, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. and the effectiveness of internal control over financial reporting of Psychiatric Solutions, Inc., included in Psychiatric Solutions, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

April 1, 2011